UNITED STATES OF AMERICA
Before the
OFFICE OF THRIFT SUPERVISION

)
In the Matter of	)	Order No.:	SE-10-047
)
)
SUPERIOR BANK	)	Effective Date:	November 2, 2010
)
Tampa, Florida	)
OTS Docket No. 18010)
)

ORDER TO CEASE AND DESIST

WHEREAS, Superior Bank, Tampa, Florida, OTS Docket No. 18010 (Association), by and through its Board of Directors (Board), has executed a Stipulation and Consent to Issuance of Order to Cease and Desist (Stipulation); and

WHEREAS, the Association, by executing the Stipulation, has consented and agreed to the issuance of this Order to Cease and Desist (Order) by the Office of Thrift Supervision (OTS) pursuant to 12 U.S.C. § 1818(b); and

WHEREAS, pursuant to delegated authority, the OTS Regional Director for the Southeast Region (Regional Director) is authorized to issue Orders to Cease and Desist where a savings association has consented to the issuance of an order.

Superior Bank
Order to Cease and Desist

NOW, THEREFORE, IT IS ORDERED that:

Cease and Desist.

1.           The Association, its institution-affiliated parties,1 and its successors and assigns, shall cease and desist from any action (alone or with others) for or toward causing, bringing about, participating in, counseling, or the aiding and abetting the unsafe or unsound banking practices that resulted in:

(a)           operating the Association with an inadequate level of capital protection for the volume, type and quality of assets held by the Association;

(b)          operating with inadequate earnings to augment capital and support reserves;

(c)           operating with an excessive level of adversely classified loans and assets;

(d)          creating and operating with an excessive concentration of commercial real estate and construction loans.

(e)          operating the Association with a materially underfunded Allowance for Loan Lease Loss (ALLL) and inaccurately reported and understated classified assets.

(f)           engaging in unsafe and unsound practices by failing to:

(i)           provide OTS with an acceptable business plan and capital plan that included reasonable strategies to preserve and enhance capital, improve asset quality, and strengthen and improve earnings;

(ii)          adopt and implement acceptable ALLL policies, procedures and methodologies that will ensure the timely establishment and maintenance of adequate ALLLs;

1 The term “institution-affiliated party” is defined at 12 U.S.C. § 1813(u).

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(iii)         adopt and implement policies and procedures to ensure the Association indentified and classified problem assets in compliance with 12 C.F.R. § 563.160 and 12 C.F.R. Part 570; and

(iv)         correct all deficiencies and weaknesses identified in the April 26, 2010 OTS Report of Examination (2010 Examination).

2.           The Association, its institution-affiliated parties, and its successors and assigns, shall also cease and desist from any action (alone or with others) for or toward causing, bringing about, participating in, counseling, or the aiding and abetting violations of the following laws and regulations:

(a)           12 C.F.R. § 560.101 (regarding Real Estate Lending Standards);

(b)           12 C.F.R. § 560.160 (regarding accurate and timely classification of assets);

(c)           12 C.F.R. § 563.161 (regarding safe and sound management and financial policies); and

(d)           12 C.F.R. § 563.170(c) (regarding establishment and maintenance of accurate books and records).

Capital.

3.           By March 31, 2011, the Association shall have and maintain a Tier 1 (Core) Capital Ratio equal to or greater than ten percent (10%) and a Total Risk-Based Capital Ratio equal to or greater than fourteen percent (14%).2

2 The requirement in Paragraph 3 to have and maintain a specific capital level means that the Association may not be deemed to be “well-capitalized” for purposes of 12 U.S.C. §1831o and 12 C.F.R. Part 565, pursuant to 12 C.F.R. §565.4(b)(1)(iv).

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Order to Cease and Desist

4.           Within sixty (60) days, the Association shall submit a written plan to achieve and maintain the Association’s capital at the levels prescribed in Paragraph 3 (Capital Plan) that is acceptable to the Regional Director.  At a minimum, the Capital Plan shall:

(a)          identify the specific sources of additional capital and the timeframes and methods by which additional capital will be raised, including specific target dates and corresponding capital levels;

(b)          detail the Association’s capital preservation and enhancement strategies with specific narrative goals;

(c)          address the requirements and restrictions imposed by this Order relating to capital under different forward-looking scenarios involving progressively stressed economic environments;

(d)          include detailed quarterly financial projections, including Tier 1 (Core) and Total Risk-Based Capital Ratios;

(e)          address the Association’s level of classified assets, ALLL, earnings, asset concentrations, liquidity needs, and trends in the foregoing areas; and

(f)           address current and projected trends in real estate market conditions.

5.           Upon receipt of written notification from the Regional Director that the Capital Plan is acceptable, the Association shall implement and adhere to the Capital Plan.  A copy of the Capital Plan and the Board meeting minutes reflecting the Board’s adoption thereof shall be provided to the Regional Director within twenty (20) days after the Board meeting.

6.           At each monthly board meeting, beginning with the December 2010 board meeting,  the Board shall review the Association’s compliance with the Capital Plan.  At a minimum, the Board’s review shall include:

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(a)           a comparison of actual operating results to projected results;

(b)          detailed explanations of any material deviations;3 and

(c)           a discussion of specific corrective actions or measures that have been or will be implemented to address each material deviation.

7.           Within fifteen (15) days after: (a) the Association fails to meet the capital requirements prescribed in Paragraph 3; (b) the Association fails to comply with the Capital Plan prescribed in Paragraph 4; or (c) any written request from the Regional Director, the Association shall submit a written Contingency Plan that is acceptable to the Regional Director.

8.           The Contingency Plan shall detail the actions to be taken, with specific time frames, to achieve one of the following results by the later of the date of receipt of all required regulatory approvals or sixty (60) days after the implementation of the Contingency Plan: (a) merger with, or acquisition by, another federally insured depository institution or holding company thereof; or (b) voluntary dissolution by filing an appropriate application with the OTS in conformity with applicable laws, regulations and regulatory guidance.

9.           Upon receipt of written notification from the Regional Director, the Association shall implement and adhere to the Contingency Plan immediately.  The Association shall provide the Regional Director with written status reports detailing the Association’s progress in implementing the Contingency Plan by no later than the first (1st) and fifteenth (15th) of each month following implementation of the Contingency Plan.

3 A deviation shall be considered material under this Paragraph of the Order when the Association: determines that it needs to adjust its identified sources of additional capital, timeframes, methods, or target dates by which it will raise capital.

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Business Plan.

10.         Within sixty (60) days , the Association shall submit a comprehensive business plan for the remainder of calendar year 2010 and calendar years 2011 and 2012 (Business Plan) that addresses all corrective actions in the 2010 Examination relating to the Association’s business operations to the Regional Director for review and non-objection.  Thereafter, the Association shall submit an updated three year Business Plan at least ninety (90) days prior to the end of each calendar year.  At a minimum, the Business Plan shall conform to applicable laws, regulations and regulatory guidance and include:

(a)          plans to improve the Association’s core earnings and achieve profitability on a consistent basis throughout the term of the Business Plan;

(b)          detailed strategies and actions the Association will take to reduce the overall risk profile of the Association;

(c)          specific targets and dates and supporting documentation to demonstrate the reduction in the overall risk profile of the institution;

(d)          detailed strategies and actions to reduce the outstanding balance of the non-homogenous lending portfolios, and any asset categories that present higher or unusual risk characteristics;

(e)          quarterly pro forma financial projections (balance sheet, regulatory capital ratios, and income statement) for each quarter covered by the Business Plan; and

(f)           consideration of the requirements of this Order.

11.         Upon receipt of written notification of non-objection from the Regional Director, the Association shall implement and adhere to the Business Plan.  A copy of the Business Plan and the Board meeting minutes reflecting the Board’s adoption thereof shall be provided to the Regional Director within twenty (20) days after the Board meeting.

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12.         Any material modifications4 to the Business Plan must receive the prior written non-objection of the Regional Director.  The Association shall submit proposed material modifications to the Regional Director at least forty-five (45) days prior to implementation.

13.         Within thirty (30) days after the end of each quarter, beginning with the Quarter ending December 31, 2010, the Board shall review quarterly variance reports on the Association’s compliance with the Business Plan (Variance Reports).  The Variance Reports shall:

(a)          identify variances in the Association’s actual performance during the preceding quarter as compared to the projections set forth in the Business Plan;

(b)          contain an analysis and explanation of identified variances; and

(c)          discuss the specific measures taken or to be taken to address identified  variances.

14.         A copy of the Variance Reports and Board meeting minutes shall be provided to the Regional Director within ten (10) days after the Board meeting.

Growth.

15.         Effective immediately, the Association shall not increase its total assets during any quarter in excess of an amount equal to net interest credited on deposit liabilities during the prior quarter without the prior written notice of non-objection of the Regional Director.

4 A modification shall be considered material under this Section of the Order if the Association plans to: (a) engage in any activity that is inconsistent with the Business Plan; or (b) exceed the level of any activity contemplated in the Business Plan or fail to meet target amounts established in the Business Plan by more than ten percent (10%), unless the activity involves assets risk-weighted fifty percent (50%) or less, in which case a variance of more than twenty-five percent (25%) shall be deemed to be a material modification.

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Lending.

16.         Effective immediately, the Association shall not originate or purchase, or commit to originate or purchase, any new construction, multifamily, nonresidential, land or commercial nonmortgage loans (Covered Loans).  The Association may fund legally binding commitments on Covered Loans entered into prior to June 15, 2010.  Within ten (10) days, the Association shall provide the Regional Director with a report on the status of each legally binding commitment identified on the list provided to the OTS on June 25, 2010.

17.         Effective immediately, the Association shall not renew or modify any existing construction, multifamily, nonresidential, land, or commercial nonmortgage loans without obtaining, prior to renewal, (i) a new appraisal of the collateral, (ii) current financial information on the borrower, and (iii) any other credit or collateral documentation appropriate for the type of loan, or required by the Association’s lending policies.  The Association shall perform a global debt service coverage analysis and a Statement of Financial Accounting (FAS) 114 impairment analysis on all such loans using the information provided and appropriately and immediately classify such loans as indicated by the results of the debt service and impairment analysis.

18.         By December 31, 2010, the Association shall obtain new, full-document appraisals for each adversely classified asset5 that has a book value of $500,000 or greater and an appraisal on file more than one year old.  Appraisals shall comply with generally accepted appraisal standards, applicable law and regulation, and the Association’s appraisal policies.  The Association shall obtain other or additional appraisals of assets as required by applicable regulations and the Association’s appraisal policies.

5 For purposes of this paragraph, the term “adversely classified asset” shall mean any asset that is classified as special mention, substandard, doubtful or loss; any asset that is non-performing, and any asset that is on non-accrual status.

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Order to Cease and Desist

Problem Asset Plan.

19.         Within sixty (60) days, the Association shall submit a detailed, written plan with specific strategies, targets and timeframes to reduce6 the Association’s level of problem assets7 (Problem Asset Reduction Plan) to the Regional Director for review and non-objection.  Upon receipt of written non-objection from the Regional Director, the Association shall implement and adhere to the Problem Asset Reduction Plan.  The Problem Asset Reduction Plan, at a minimum, shall include:

(a)           quarterly targets for the level of problem assets expressed as dollar amounts and a percentage of Tier 1 (Core) capital plus ALLL;

(b)           a description of the specific methods for reducing the Association’s level of problem assets to the established targets; and

(c)           all relevant assumptions and projections.

20.         Within sixty (60) days, the Association shall revise all individual written specific workout plans for each problem asset, group of loans to any one borrower or loan relationship of Seven Hundred and Fifty Thousand Dollars ($750,000) or greater (Asset Workout Plans) to address all corrective actions in the 2010 Examination.  Each Asset Workout Plan shall:

(a)           contain detailed strategies and actions that are designed to eliminate the basis of criticism or classification for each asset, and must not include the acquisition of troubled loans from other lenders to the same borrower as a strategy;

(b)           include specific timeframes for the completion of all detailed strategies and actions, including an exit strategy for each problem asset;

6 For purposes of this Paragraph, “reduce” means to collect, sell, charge off, or improve the quality of an asset sufficient to warrant its removal from adverse criticism or classification.
7 The term “problem assets” shall include all classified assets, assets designated special mention, nonperforming assets, real estate owned, and delinquent loans.

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(c)           include a list of any credit and collateral documentation that is needed to comply with the Associations lending and appraisal policies; and

(d)           detail the actions and steps the Association will take to obtain any needed credit and collateral documentation.

21.         Within thirty (30) days after the end of each quarter, beginning with the quarter ending September 30, 2010, the Association shall submit a quarterly written asset status report (Quarterly Asset Report) to the Board.  The Board’s review of the Quarterly Asset Report shall be documented in the Board meeting minutes.  The Quarterly Asset Report shall include, at a minimum:

(a)           the current status of all Asset Workout Plans;

(b)           a comparison of problem assets to Tier 1 (Core) capital plus ALLL and Total Risk-Based capital;

(c)           a comparison of problem assets at the current quarter end with the preceding quarter;

(d)           a breakdown of problem assets by type and risk factor;

(e)           an assessment of the Association’s compliance with the Problem Asset Reduction Plan; and

(f)           a discussion of the actions taken during the preceding quarter to reduce the Association’s level of problem.

22.         Within forty-five (45) days after the end of each quarter, a copy of the Quarterly Asset Report shall be provided to the Regional Director.

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Order to Cease and Desist

Allowance for Loan and Lease Losses.

23.         Within sixty (60) days, the Association shall revise its policies, procedures, and methodology relating to the timely establishment and maintenance of an adequate ALLL level (ALLL Policy) to address all corrective actions set forth in the 2010 Examination relating to ALLL, and specifically, ensure that all FAS 114 losses are included and properly calculated.  The ALLL Policy shall comply with applicable laws, regulations, and regulatory guidance and shall:

(a)          incorporate the results of all internal loan reviews and classifications;

(b)          address the historical loan loss rates of the Association in compliance with regulatory guidance, which shall be updated quarterly with heavier weighting assigned to rates of the most recent quarters;

(c)          require an expanded segmentation of the Association’s loan portfolio for internal loan review analysis;

(d)          include an estimate of the potential loss exposure on each significant8 credit;

(e)          require the stress testing of loss rates and delinquency rates to: (i) determine the sensitivity of the ALLL methodology to changes from primary inputs; (ii) provide information regarding the risk of miscalculation if the credit environment changes; and (iii) evaluate the appropriateness of the ALLL in a range of credit environments; and

(f)           address the level and impact of the Association’s current concentrations of credit, including geographic concentrations.

8 A credit shall be considered significant for the purposes of assessing, establishing, and maintaining an appropriate level of ALLL if it is/was Five Hundred Thousand Dollars ($500,000.00) or greater at origination.

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24.         Within seventy (70) days, the Association shall submit a copy of its ALLL Policy to the Regional Director.  The Association shall implement and adhere to the ALLL Policy.

25.         Within thirty (30) days after the end of each quarter, beginning with the quarter ending December 31, 2010, the Association shall analyze the adequacy of the ALLL consistent with its ALLL Policy (Quarterly ALLL Report).  The Board’s review of the Quarterly ALLL Report, including, but not limited to, all qualitative factors considered in determining the adequacy of the Association’s ALLL, shall be fully documented in the Board meeting minutes. Any deficiency in the ALLL shall be remedied by the Association in the quarter in which it is discovered and before the Association files its Thrift Financial Report (TFR) with the OTS.  A copy of the Quarterly ALLL Report and the Board meeting minutes detailing the Board’s review shall be provided to the Regional Director within ten (10) days after the Board meeting.

Internal Asset Review and Classification.

26.         Within sixty (60) days, the Association shall revise its written internal asset review and classification program (IAR Program) to address all corrective actions set forth in the 2010 Examination relating to internal asset review and classification.  The IAR Program shall comply with all applicable laws, regulations and regulatory guidance and shall:

(a)          ensure the accurate and timely identification, classification, and reporting of the Association’s assets, including the designation of loans as special mention or placement of loans on a watch list where a borrower’s credit standing has deteriorated on an ongoing basis ;

(b)          detail the Association’s loan grading system and specify parameters for the identification of problem loans for each type of loan offered by the Association;

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(c)          provide for the appointment of a qualified, experienced, and independent third party to conduct, at a minimum, annual reviews of the Association’s  loan portfolio and assessments of the Association’s internal asset review process thereof.  At least ninety percent of the Association’s commercial real estate loans should be subject to independent review;

(d)          provide for procedures to ensure that repossessed assets are accounted for in accordance with generally accepted accounting principles.

(e)          be independent of the Association’s lending function and report to a Board level committee that is independent of the Association’s lending function.

Concentrations of Credit.

27.         Within sixty (60) days, the Association shall revise its written program for identifying, monitoring, and controlling risks associated with concentrations of credit (Credit Concentration Program) to address all corrective actions set forth in the 2010 Examination relating to concentrations of credit, and to ensure that all elements of CEO Memo 252 are addressed, including establishing a credit risk review function and conducting stress tests  of the various portfolios.  The Credit Concentration Program shall comply with all applicable laws, regulations and regulatory guidance and shall:

(a)          establish more prudent concentration limits expressed as a percentage of Core Capital plus ALLL, and document the appropriateness of such limits based on the Association’s risk profile;

(b)          establish stratification categories of the Association’s concentrations of credit, such as (e.g., land loans, construction loans, income property loans, nonresidential real estate loans, commercial loans) and establish enhanced risk analysis, monitoring, and management, including stress testing, for each stratification category;

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(c)          contain specific review procedures and reporting requirements, including written reports to the Board, designed to identify, monitor, and control the risks associated with concentrations of credit and periodic market analysis for the various property types and geographic markets represented in its portfolio; and

(d)          contain a written action plan, including specific time frames, for bringing the Association into compliance with its concentration limits and for reducing exposure to concentrations of credit.

Liquidity Contingency Funding Plan.

28.         Upon receipt of written notification of non-objection from the Regional Director, the Association shall implement and adhere to the Liquidity Funding Plan submitted on August 12, 2010.   If the Regional Director objects to that plan, within thirty (30) days, the Association shall submit a revised liquidity and funds management contingency funding plan to the Regional Director (Liquidity Funding Plan that  includes all information discussed in the Interagency Policy Statement on Funding and Liquidity Risk and shall:

(a)          designate specific actions that will be taken to reduce the Association’s dependency on volatile funding sources;

(b)          include a comprehensive and detailed cash flow analysis;

(c)          identify all primary and secondary funding sources; and

(d)          require the preparation of written weekly assessments of the Association’s liquidity position.

29.         The Board will receive and review a written monthly assessment of the Association’s current liquidity position.  Effective immediately, the Association shall continue to submit weekly liquidity reports to the OTS that provide information regarding recent and anticipated sources and uses of funds for all operational needs, including the payoff of maturing brokered deposits.

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Enterprise Risk Management.

30.         Within sixty (60) days, the Association shall revise its Enterprise Risk Management Plan to address all deficiencies and weaknesses and incorporate all corrective actions in the 2010 Examination.  The Enterprise Risk Management Plan shall, at a minimum:

(a) require the development and adoption of policies and procedure that ensure that risk considerations are factored into decision-making ;

(b) require the  development of  strong risk management, audit, and compliance functions that are separate and independent from the operating and lending functions; and

(c) provide for  monitoring  the strength of controls and the adequacy of management’s adherence to policies, controls, and regulations, and making all necessary adjustments.

Management Assessment Report.

31.         Within ninety (90) days, the Association shall submit to the Regional Director for review a written assessment of the Association’s board and management structure prepared by an independent third-party (Management Study).  The Management Study shall address the adequacy and suitability of the Association’s management (at both board and executive levels)  in light of the size, complexity, operations and risk profile of the Association, and specifically address the management and staffing of the Association’s lending, asset classification , and enterprise risk management functions.  The Management Study shall address the requirements imposed by this Order and shall evaluate and determine responsibility for the current condition of the Association and make recommendations with respect to changes and/or additions to the current Board of Directors, management, and staff.

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32.         Within sixty (60) days of receipt of the Management Study, the Association shall implement all recommendations of the Management Study or, within the same timeframe, provide the Regional Director with a detailed written explanation for each recommendation that was rejected by the Association.

Directorate and Management Changes.

33.         Effective immediately, the Association shall comply with the prior notification requirements for changes in directors and Senior Executive Officers9 set forth in 12 C.F.R. Part 563, Subpart H.

Golden Parachute and Indemnification Payments.

34.         Effective immediately, the Association shall not make any golden parachute payment10 or prohibited indemnification payment11 unless, with respect to each such payment, the Association has complied with the requirements of 12 C.F.R. Part 359 and, as to indemnification payments, 12 C.F.R. § 545.121.

Employment Contracts and Compensation Arrangements.

35.         Effective immediately, the Association shall not enter into, renew, extend or revise any contractual arrangement relating to compensation or benefits for any Senior Executive Officer or director of the Association, unless it first provides the Regional Director with not less than thirty (30) days prior written notice of the proposed transaction.  The notice to the Regional Director shall include a copy of the proposed employment contract or compensation arrangement or a detailed, written description of the compensation arrangement to be offered to such officer or director, including all benefits and perquisites.  The Board shall ensure that any contract, agreement or arrangement submitted to the Regional Director fully complies with the requirements of 12 C.F.R. Part 359, 12 C.F.R. §§ 563.39 and 563.161(b), and 12 C.F.R. Part 570 – Appendix A.

9 The term “Senior Executive Officer” is defined at 12 C.F.R. § 563.555.
10 The term “golden parachute payment” is defined at 12 C.F.R. § 359.1(f).
11 The term “prohibited indemnification payment” is defined at 12 C.F.R. § 359.1(l).

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Dividends and Other Capital Distributions.

36.         Effective immediately, the Association shall not declare or pay dividends or make any other capital distributions, as that term is defined in 12 C.F.R. § 563.141, without receiving the prior written approval of the Regional Director in accordance with applicable regulations and regulatory guidance.  The Association’s written request for approval shall be submitted to the Regional Director at least thirty (30) days prior to the anticipated date of the proposed declaration, dividend payment or distribution of capital.

Third Party Contracts.

37.         Effective immediately, the Association shall not enter into any arrangement or contract with a third party service provider that is significant to the overall operation or financial condition of the Association12 or outside the Association’s normal course of business unless, with respect to each such contract, the Association has: (a) provided the Regional Director with a minimum of thirty (30) days prior written notice of such arrangement or contract and a written determination that the arrangement or contract complies with the standards and guidelines set forth in Thrift Bulletin 82a (TB 82a); and (b) received written notice of non-objection from the Regional Director.

12 A contract will be considered significant to the overall operation or financial condition of the Association where the annual contract amount equals or exceeds two percent (2%) of the Association’s total capital, where there is a foreign service provider, or where it involves information technology that is critical to the Association’s daily operations without regard to the contract amount.

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Brokered Deposits.

38.         Effective immediately, the Association shall comply with the requirements of 12 C.F.R. § 337.6(b).

39.         Within forty-five (45) days after the end of each calendar quarter, Management shall submit to the Board for review a written report detailing the level of brokered deposits for each month within the quarter (Brokered Deposit Report) and conclusions regarding compliance with Paragraph 38.  The Board’s review of the Brokered Deposit Report shall be documented in the meeting minutes.

Debt Limitations.

40.         Effective immediately, the Association shall not: (a) incur, issue, renew, or rollover any debt,13 increase any current lines of credit, or otherwise incur any additional debt without receiving the prior written non-objection of the Regional Director; or (b) authorize or permit any subsidiary of the Association to incur, issue, renew, or rollover any debt, increase any current lines of credit, or otherwise incur any additional debt without receiving the prior written non-objection of the Regional Director..  All written requests to the Regional Director shall include, at a minimum: a statement regarding the purpose of the debt; a copy of the debt agreement; the planned source(s) for debt repayment; and an analysis of the cash flow resources available to meet such debt repayment.  The Association’s written request for non-objection shall be submitted to the Regional Director at least forty-five (45) days prior to the anticipated date of the proposed debt issuance, renewal, or rollover; the proposed increase in any current lines of credit; the proposed guarantee of the debt of any entity; or any other incurrence of additional debt.

13 For purposes of this Paragraph of the Order, the term “debt” includes, but is not limited to: loans, bonds, cumulative preferred stock, hybrid capital instruments such as subordinated debt or trust preferred securities, and guarantees of debt; and does not include: liabilities that are incurred in the ordinary course of business to acquire goods and services and that are normally recorded as accounts payable under generally accepted accounting principles.

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Financial Reporting.

41.         Effective immediately, the Association shall ensure that its books and records, financial reports and statements are timely and accurately prepared and filed in compliance with generally accepted accounting principles and applicable laws, regulations, and regulatory guidance including, but not limited to, 12 C.F.R. Part 562 and the Thrift Financial Report (TFR) instructions.

Violations of Law.

42.         Within sixty (60) days, the Association shall ensure that all violations of law  and/or regulation discussed in the 2010 Examination  are corrected and that adequate policies, procedures and systems are established or revised and thereafter implemented to prevent future violations.

Board Oversight of Compliance with Order.

43.         Within thirty (30) days, the Board shall designate a committee to monitor and coordinate the Association’s compliance with the provisions of this Order and the completion of all corrective actions required in the 2010 Examination (Compliance Committee).  The Compliance Committee shall review all of management’s corrective actions and make an independent determination of the Association’s compliance with this Order.  The Compliance Committee shall be comprised of three (3) or more directors, the majority of whom shall be independent14 directors.

14 For purposes of this Order, an individual who is “independent” with respect to the Association shall be any individual who:

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44.         Within thirty (30) days after the end of each quarter, beginning with the quarter ending December 31, 2010, the Compliance Committee shall submit a written compliance progress report to the Board (Compliance Tracking Report).  The Compliance Tracking Report shall, at a minimum:

(a)          separately list each corrective action required by this and the 2010 Examination;

(b)          identify the required or anticipated completion date for each corrective action; and

(c)          discuss the current status of each corrective action, including the action(s) taken or to be taken to comply with each corrective action; and

(d)          detail the Compliance Committee’s determinations regarding the Association’s compliance with the Order and completion of all corrective actions required in the 2010 Examination.

45.         Within forty-five (45) days after the end of each quarter, beginning with the quarter ending December 31, 2010, the Board shall review the Compliance Tracking Report and all reports required by this Order.  Following its review, the Board shall adopt a resolution: (a) certifying that each director has reviewed the Compliance Tracking Report and all required reports; and (b) documenting any corrective actions adopted by the Board.  A copy of the Compliance Tracking Report and the Board resolution shall be provided to the Regional Director within ten (10) days after the Board meeting.

(a)          is not employed in any capacity by the Association, its subsidiaries, or its affiliates, other than as a director;
(b)         does not own or control more than ten percent (10%) of the outstanding shares of the Association or any of its affiliates;
(c)          is not related by blood or marriage to any officer or director of the Association or any of its affiliates, or to any shareholder owning more than ten percent (10%) of the outstanding shares of the Association or any of its affiliates, and who does not otherwise share a common financial interest with any such officer, director or shareholder;
(d)          is not indebted, directly or indirectly, to the Association or any of its affiliates, including the indebtedness of any entity in which the individual has a substantial financial interest, in an amount exceeding 10 percent (10%) of the Association’s total Tier 1 (Core) capital; and
(e)          has not served as a consultant, advisor, underwriter, or legal counsel to the Association or any of its affiliates.

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Effective Date, Incorporation of Stipulation.

46.         This Order is effective on the Effective Date as shown on the first page.  The Stipulation is made a part hereof and is incorporated herein by this reference.

Duration.

47.         This Order shall remain in effect until terminated, modified, or suspended by written notice of such action by the OTS, acting by and through its authorized representatives.

Time Calculations.

48.         Calculation of time limitations for compliance with the terms of this Order run from the Effective Date and shall be based on calendar days, unless otherwise noted.

49.         The Regional Director, or an OTS authorized representative, may extend any of the deadlines set forth in the provisions of this Order upon written request by the Association that includes reasons in support for any such extension.  Any OTS extension shall be made in writing.

Submissions and Notices.

50.         All submissions, including any reports, to the OTS that are required by or contemplated by this Order shall be submitted within the specified timeframes.

51.         Except as otherwise provided herein, all submissions, requests, communications, consents or other documents relating to this Order shall be in writing and sent by first class U.S. mail (or by reputable overnight carrier, electronic facsimile transmission or hand delivery by messenger) addressed as follows:

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(a)	To the OTS:
Regional Director
Office of Thrift Supervision
1475 Peachtree St., NE
Atlanta, Georgia 30309

(b)	To the Association:
c/o C. Stanley Bailey, Chairman
Superior Bank
17 North 20th Street
Birmingham, Alabama 35203

No Violations Authorized.

51.         Nothing in this Order or the Stipulation shall be construed as allowing the Association, its Board, officers, or employees to violate any law, rule, or regulation.

IT IS SO ORDERED.

OFFICE OF THRIFT SUPERVISION

By:	/s/ James G. Price
James G. Price
Regional Director, Southeast Region

Date: See Effective Date on page 1

Superior Bank
Order to Cease and Desist